                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 20, 2001

                                     BETWEEN

                          LASALLE BUSINESS CREDIT, INC.

                                       AND

                        GIBRALTAR PACKAGING GROUP, INC.,
                              RIDGEPAK CORPORATION
                      STANDARD PACKAGING AND PRINTING CORP.
                                       AND
                            NIEMAND INDUSTRIES, INC.

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                                TABLE OF CONTENTS

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                                                                                               Page
                                                                                               ----
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1. DEFINITIONS....................................................................................1

2. LOANS.........................................................................................10
      (a) Revolving Loans........................................................................10
      (b) Term Loan..............................................................................12
      (c) The Special Advance Loan...............................................................12
      (d) Repayments.............................................................................12

3. LETTERS OF CREDIT.............................................................................14
      (a) General Terms..........................................................................14
      (b) Requests for Letters of Credit.........................................................14
      (c) Obligations Absolute...................................................................15
      (d) Expiration Dates of Letters of Credit..................................................15

4. INTEREST, FEES AND CHARGES....................................................................15
      (a) Rates of Interest......................................................................15
      (b) Other LIBOR Provisions.................................................................16
      (c) Fees And Charges.......................................................................18
      (d) Maximum Interest.......................................................................19

5. COLLATERAL....................................................................................20
      (a) Grant of Security Interest to Lender...................................................20
      (b) Other Security.........................................................................20
      (c) Possessory Collateral..................................................................21
      (d) Electronic Chattel Paper...............................................................21

6. PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.......................21

7. POSSESSION OF COLLATERAL AND RELATED MATTERS..................................................22

8. COLLECTIONS...................................................................................22

9. COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES..................................24
      (a) Loan Reports...........................................................................24
      (b) Monthly Reports........................................................................24
      (c) Financial Statements...................................................................24
      (d) Annual Projections.....................................................................25
      (e) Explanation of Budgets and Projections.................................................25
      (f) Public Reporting.......................................................................25
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      (g) Other Information......................................................................25

10. TERMINATION; AUTOMATIC RENEWAL...............................................................25

11. REPRESENTATIONS AND WARRANTIES...............................................................26
      (a) Financial Statements and Other Information.............................................27
      (b) Locations..............................................................................27
      (c) Loans by Borrower......................................................................27
      (d) Accounts and Inventory.................................................................27
      (e) Liens..................................................................................27
      (f) Organization, Authority and No Conflict................................................28
      (g) Litigation.............................................................................28
      (h) Compliance with Laws and Maintenance of Permits........................................28
      (i) Affiliate Transactions.................................................................29
      (j) Names and Tradenames...................................................................29
      (k) Equipment..............................................................................29
      (l) Enforceability.........................................................................29
      (m) Solvency...............................................................................29
      (n) Indebtedness...........................................................................29
      (o) Margin Security and Use of Proceeds....................................................30
      (p) Parent, Subsidiaries and Affiliates....................................................30
      (q) No Defaults............................................................................30
      (r) Employee Matters.......................................................................30
      (s) Intellectual Property..................................................................30
      (t) Environmental Matters..................................................................30
      (u) ERISA Matters..........................................................................31
      (v) Real Estate Matters....................................................................31

12. AFFIRMATIVE COVENANTS........................................................................32
      (a) Maintenance of Records.................................................................32
      (b) Notices................................................................................32
      (c) Compliance with Laws and Maintenance of Permits........................................33
      (d) Inspection and Audits..................................................................33
      (e) Insurance..............................................................................34
      (f) Collateral.............................................................................35
      (g) Use of Proceeds........................................................................35
      (h) Taxes..................................................................................35
      (i) Intellectual Property..................................................................36
      (j) Bank Accounts..........................................................................36
      (k) Real Estate Matters....................................................................36

13. NEGATIVE COVENANTS...........................................................................36
      (a) Guaranties.............................................................................37
      (b) Indebtedness...........................................................................37
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                                      -ii-

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      (c) Liens..................................................................................37
      (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary
               Course of Business................................................................37
      (e) Dividends and Distributions............................................................38
      (f) Investments; Loans.....................................................................38
      (g) Fundamental Changes, Line of Business..................................................38
      (h) Equipment..............................................................................38
      (i) Use of Proceeds........................................................................38
      (j) Affiliate Transactions.................................................................38
      (k) Real Estate Matters....................................................................39

14. FINANCIAL COVENANTS..........................................................................39
      (a) Net Worth..............................................................................39
      (b) Debt Service Coverage..................................................................40
      (c) Interest Coverage......................................................................40
      (d) Capital Expenditure Limitations........................................................40

15. DEFAULT......................................................................................40
      (a) Payment................................................................................41
      (b) Breach of this Agreement and the Other Agreements......................................41
      (c) Breaches of Other Obligations..........................................................41
      (d) Breach of Representations and Warranties...............................................41
      (e) Loss of Collateral.....................................................................41
      (f) Levy, Seizure or Attachment............................................................41
      (g) Bankruptcy or Similar Proceedings......................................................41
      (h) Appointment of Receiver................................................................42
      (i) Judgment...............................................................................42
      (j) Death or Dissolution of Obligor........................................................42
      (k) Default or Revocation of Guaranty......................................................42
      (l) Criminal Proceedings...................................................................42
      (m) [Intentionally Omitted.]...............................................................42
      (n) Change of Management...................................................................42
      (o) Material Adverse Effect................................................................42

16. REMEDIES UPON AN EVENT OF DEFAULT............................................................43

17. CONDITIONS PRECEDENT.........................................................................44

18. INDEMNIFICATION..............................................................................44

19. NOTICE.......................................................................................45

20. CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.......................................45

21. MODIFICATION AND BENEFIT OF AGREEMENT........................................................46
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                                     -iii-

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22. HEADINGS OF SUBDIVISIONS; RECITALS...........................................................47

23. POWER OF ATTORNEY............................................................................47

24. CONFIDENTIALITY..............................................................................47

25. COUNTERPARTS.................................................................................47

26. ELECTRONIC SUBMISSIONS.......................................................................47

27. WAIVER OF JURY TRIAL; OTHER WAIVERS..........................................................48
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                                     -iv-

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 20th day of December, 2001 by and between LaSalle Business Credit, Inc., a Delaware corporation ("Lender"), 135 South LaSalle Street, Chicago, Illinois 60603-4105, and Gibraltar Packaging Group, Inc., a Delaware corporation, having its principal place of business at 2000 Summit Avenue, Hastings, Nebraska 68902-2148 ("Gibraltar"), RidgePak Corporation, an Illinois corporation, having its principal place of business at 1140 Hayden Street, Ft. Wayne, Indiana 46803 ("RidgePak"), Standard Packaging and Printing Corp., a North Carolina corporation, having its principal place of business at Highway 73 West, Mt. Gilead, North Carolina 27306 ("Standard"), and Niemand Industries, Inc., a Delaware corporation, having its principal place of business at 2000 Summit Avenue, Hastings, Nebraska 68902-2148 ("Niemand").

                                   WITNESSETH:

                  WHEREAS, Borrower may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made;

                  WHEREAS, Gibraltar, RidgePak, Standard and Niemand will each derive significant financial benefit from the transactions described herein, which financial benefits are in amounts commensurate with the value of the Collateral in which security interests herein are granted to Lender by Gibraltar, RidgePak, Standard, and Niemand respectively; and

                  WHEREAS, from time to time, Gibraltar, RidgePak, Standard, and Niemand pay, fund and perform on behalf of one another, costs, fees, expenses, taxes, monies and other obligations.

                  NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, the parties agree as follows:

                  1.       DEFINITIONS.
                           -----------

                  "Account", "Account Debtor", "Chattel Paper", "Commercial Tort Claims", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Proceeds" and "Tangible Chattel Paper" shall have the respective meanings assigned to such terms in the Illinois Uniform Commercial Code, as the same may be in effect from time to time.

                  "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Borrower, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of Borrower, or
(iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by Borrower.

                  "Borrower" means individually, collectively, jointly and severally, Gibraltar, RidgePak, Standard, and Niemand. Unless otherwise specified, all references to Borrower herein shall mean each of Gibraltar, RidgePak, Standard, and Niemand, and all of them together.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or (i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

                  "Capital Expenditures" shall mean with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by Borrower and its Subsidiaries during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible items classified as property, plant and equipment subject to amortization) on the balance sheet of Borrower.

                  "Collateral" shall mean all of the property of Borrower described in Section 5 hereof, together with all other real or personal property of any Obligor or any other Person now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

                  "Debt Service Coverage" shall mean, with respect to any period, the ratio of (i) Borrower's and its Subsidiaries' net income after taxes payable for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus depreciation and amortization deducted in determining net income for such period, minus Capital Expenditures for such period not financed (by way of example and without limitation, Capital Expenditures through the Revolving Loans hereunder are not financed), minus any cash dividends paid or accrued and cash withdrawals paid or accrued to shareholders or other Affiliates for such period which were not calculated in determining net income after taxes, and plus the after-tax increase in LIFO reserves, or minus the after tax decrease in LIFO reserves all on a consolidated basis, to (ii) Borrower's and its Subsidiaries' current principal maturities of long term debt and capitalized leases paid or scheduled to be paid during such period, plus any prepayments on indebtedness owed to any Person (except trade payables and revolving loans and except any mandatory prepayments to Lender required hereunder) and paid during such period.

                  "EBITDA" shall mean, with respect to any period, Borrower's and its Subsidiaries' net income after taxes for such period (excluding any after-tax gains or losses on the sale of assets and excluding other after-tax extraordinary gains or losses) plus interest expense, income tax expense, depreciation and amortization for such period, less gains and losses attributable to any fixed asset sales made during such period, plus or minus any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis.

                  "Eligible Account" shall mean an Account owing to Borrower which is acceptable to Lender in its sole but reasonable discretion. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is genuine and in all respects what it purports to be;

                           (ii) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (iii) it arises from (A) the performance of services by Borrower in the ordinary course of Borrower's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by Borrower in the ordinary course of Borrower's business, and (x) such Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account (provided, however, that an Account Debtor's refusal to accept, return or offer to return Goods shall only render ineligible, a particular Account to the extent of the Goods so refused, returned or offered for return), and (z) Borrower has possession of, or Borrower has delivered to Lender (at Lender's request) shipping and delivery receipts evidencing delivery of such Goods;

                           (iv) it is evidenced by an invoice rendered to the Account Debtor thereunder and does not remain unpaid ninety (90) days past invoice date provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing to Borrower by that Account Debtor will be deemed ineligible;

                           (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

                           (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

                           (vii) the Account Debtor thereunder is not a director, officer, employee or agent of Borrower, or a Subsidiary, Parent or ffiliate;

                           (viii)it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to

         Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

                           (ix) it is not an Account with respect to which the Account Debtor is located in a state which requires Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state's taxing authority, unless (x) Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by Borrower at its election; or (z) Borrower has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws (as of the date hereof, Lender is aware that Minnesota and New Jersey have such preconditions, but laws of other states of which Lender is unaware, and changes to laws in other states in which Borrower conducts business may broaden the applicability of this section);

                           (x) the Account Debtor is located within the United States of America or Canada;

                           (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

                           (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement;

                           (xiii) except as provided on Schedule 1(CE), it is not an Account which, when added to a particular Account Debtor's other indebtedness to Borrower, exceeds 10% of all Accounts of Borrower or a credit limit determined by Lender in its sole but reasonable discretion for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit); and

                           (xiv) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole but reasonable discretion.

                  "Eligible Inventory" shall mean Inventory of Borrower consisting of Raw Materials, Work in Process and Finished Goods which is acceptable to Lender in its sole but reasonable discretion. Without limiting Lender's discretion, Lender shall, in general, consider Inventory consisting of Raw Materials, Work in Process and Finished Goods to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

                           (i) it is owned by Borrower, Borrower has the right to subject it to a security interest in favor of Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

                           (ii) it is located on one of the premises listed on Exhibit A (or other locations of which Lender has been advised in
         ---------
         writing pursuant to subsection 12(b)(i) hereof) and is not in transit;
                             -------------------

                           (iii) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused and free from defects which would, in Lender's sole determination, affect its market value, and is not shipping materials, packaging materials or labels except as such are held as Inventory for sale in the ordinary course of Borrower's business;

                           (iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Lender has given its prior written approval and Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Lender, in form and substance acceptable to Lender, such Uniform Commercial Code financing statements, warehouse receipts, waivers and other documents as Lender shall require;

                           (v)    Lender has determined, in accordance with
         Lender's   customary business practices, that it is not unacceptable
         due to age, type, category or quantity; and

                           (vi) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue; or (B) which violates any of the covenants of Borrower contained in this Agreement.

                  "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business or facilities owned or operated by Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

                  "Event of Default" shall have the meaning specified in
Section 15 hereof.
----------

                  "Excess Cash Flow" shall mean with respect of any period, Borrower's net income after state and federal income taxes actually paid for such period, plus depreciation and amortization deducted in determining net income for such period, less all Capital Expenditures incurred during such period (not financed) (by way of example and without limitation, Capital Expenditures through the Revolving Loans hereunder are not financed), less all paid or scheduled to be paid long-term debt payments (excluding any prepayments made on Borrower's debt), less all paid or scheduled capital leases payments.

                  "Finished Goods" shall mean the final product normally and customarily produced by Borrower using Raw Materials as of the date hereof and as represented to Lender as Borrower's typical finished product(s), which finished product is ready for sale to its customers without further inputs.

                  "Fiscal Year" shall mean each twelve (12) month accounting period of Borrower, which ends on the Saturday closest to June 30 of each year.

                  "Ft. Wayne, Indiana Real Property" shall mean that certain Real Property owned by RidgePak in Ft. Wayne, Indiana, which Real Property is more fully described on Schedule 11(v) hereto.
                        --------------

                  "Hastings, Nebraska Real Property" shall mean that certain Real Property owned by Gibraltar in Hastings, Nebraska, which Real Property is more fully described on Schedule 11(v) hereto.
                        --------------
                  "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

                  "Indemnified Party" shall have the meaning specified in
Section 18 hereof.
----------

                  "Interest Coverage Ratio" means the ratio of (i) EBITDA minus
                                                                          -----
Capital Expenditures not financed (by way of example and without limitation, Capital Expenditures through the Revolving Loans hereunder are not financed) to
(ii) scheduled payments of interest and fees, to the extent carried as interest expense on Borrower's financial statements, with respect to indebtedness for borrowed money (including the interest component payments with respect to capitalized leases)

                  "Interest Period" shall mean any continuous period of thirty
(30), sixty (60), ninety (90) or one hundred eighty (180) days, as selected from time to time by Borrower by irrevocable notice (in writing, by telex, telegram or cable) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans.

                  "LaSalle Bank" shall mean LaSalle Bank National Association, Chicago, Illinois.

                  "Letter of Credit" shall mean any Letter of Credit issued on behalf of Borrower in accordance with this Agreement.

                  "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) aggregate undrawn face amount of all Letters of Credit, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder.

                  "Liabilities" shall mean any and all obligations, liabilities and indebtedness of Borrower to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

                  "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service) as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits).

                  "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

                  "Loans" shall mean all loans and advances made by Lender to or on behalf of Borrower hereunder.

                  "Lock Box" and "Lock Box Account" shall have the meanings specified in subsection 8(a) hereof.
             ---------------

                  "Marion, Alabama Real Property" shall mean that certain Real Property owned by Niemand in Marion, Alabama, which Real Property is more fully described on Schedule 11(v) hereto.
             --------------

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of a Person.

                  "Maximum Loan Limit" shall mean Twenty-Seven Million, Five Hundred Fifty-Three Thousand and No/100 Dollars ($27,553,000).

                  "Maximum Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

                  "Mt. Gilead, North Carolina Real Property" shall mean that certain Real Property owned by Standard in Mt. Gilead, North Carolina, which Real Property is more fully described on Schedule 11(v) hereto.
                                         --------------

                  "Obligor" shall mean Borrower and each other Person who is or shall become primarily or secondarily liable for any of the Liabilities.

                  "Original Term" shall have the meaning specified in Section 10 hereof.

                  "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of Borrower or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

                  "Parent" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of Borrower and, if Borrower is a partnership, the general partner of Borrower.

                  "PBGC" shall have the meaning specified in subsection 12(b)(v)
                                                             -------------------
hereof.

                  "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on Borrower's ability to use such real property for its intended purpose in connection with Borrower's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to the Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; and (v) liens specifically permitted by Lender in writing.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

                  "Plan" shall have the meaning specified in subsection 12(b)(v)
                                                             -------------------
hereof.

                  "Prime Rate" shall mean LaSalle Bank's publicly announced prime rate (which is not intended to be LaSalle Bank's lowest or most favorable rate in effect at any time) in effect from time to time.

                  "Prime Rate Loans" shall mean the Loans bearing interest with reference to the Prime Rate.

                  "Raw Materials" shall mean rolled and sheet paper stock, corrugated sheets, film, ink, glues and adhesives, coatings and solvents, window film, flexible header strips, flexible finishing components (including hooks, grommets, wickets, washers, zip lock and tape), to the extent the foregoing are component parts of Finished Goods held by Borrower for the purpose of production of Finished Goods, and corrugated cases, shipping items and pallets used in the shipping of Finished Goods to customers.

                  "Real Property" shall mean the Ft. Wayne Indiana Real Property, Hastings, Nebraska Real Property, Marion, Alabama Real Property and the Mt. Gilead, North Carolina Real Property collectively.

                  "Real Property Mortgages" shall mean collectively, the mortgages, deeds of trust and trust deeds (as applicable) against the Real Property given by Borrower (or any of them) to Lender as security for Borrowers obligation s hereunder.

                  "Renewal Term" shall have the meaning specified in Section 10
                                                                     ----------
hereof.

                  "Revolving Loan Limit" shall have the meaning specified in subsection 2(a) hereof.

                  "Revolving Loans" shall have the meaning specified in subsection 2(a) hereof.
---------------

                  "Revolving Note" shall mean that certain Revolving Note dated as of the date hereof, executed and delivered by Borrower to the order of Lender in the original principal amount of Twelve Million and No/100 Dollars ($12,000,000).

                  "Special Advance Loan" shall have the meaning specified in subsection 2(c) hereof.
---------------

                  "Special Advance Note" shall mean that certain Special Advance Note dated as of the date hereof, executed and delivered by Borrower to the order of Lender in the original principal amount of Four Million and 00/100 Dollars ($4,000,000).

                  "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by Borrower or any partnership of which Borrower is a general partner.

                  "Tangible Net Worth" shall have the meaning specified in subsection 14(a) hereof.

                  "Tax" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by Borrower to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

                  "Term Loan" shall mean the Loan described in Section 2(b) hereof.

                  "Term Note" shall mean that certain Term Note dated as of the date hereof, executed and delivered by Borrower to the order of Lender in the original principal amount of Eleven Million, Five Hundred Fifty-Three Thousand and No/100 Dollars ($11,553,000).

                  "Work In Process" shall mean printed sheets and cut boxes which have not yet been glued, which, when glued will become Finished Goods, and printed film and bags which, when completed, will become Finished Goods.

                  2.       LOANS.
                           ------

                  (a)      Revolving Loans.
                           ---------------

                  Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, Lender may, in its sole but reasonable discretion, make revolving loans and advances (the "Revolving Loans") in an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

                           (i) Up to eighty-five percent (85%) of the face amount (less discounts, credits and allowances taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrower's business) of Borrower's Eligible Accounts; plus

                           (ii) The sum of the following not to exceed an aggregate of Five Million, Five Hundred Thousand and No/100 Dollars ($5,500,000):

                                  (A) Up to seventy percent (70%) of the lower of cost or market value of Borrower's Eligible Inventory consisting of Raw Materials; plus

                                  (B)   Up to sixty percent (60%) of the lower
                  of cost or market value of Borrower's Eligible Inventory consisting of Finished Goods; plus

                                  (C)   Up to thirty-five percent (35%) of the
                  lower of cost or market value of Borrower's Eligible Inventory consisting of Work In Process;

                           minus
                           -----

                           (iii) such reserves as Lender elects, in its sole but reasonable discretion to establish from time to time;

provided, that the Revolving Loan Limit shall in no event exceed Twelve Million and No/100 Dollars ($12,000,000.00) (the "Maximum Revolving Loan Limit") except as such amount may be increased or decreased by Lender, in its sole but reasonable discretion.

                  The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit, Borrower shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

                  Borrower hereby authorizes Lender, in its sole discretion, to charge any of Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements. All Revolving Loans shall, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender, including, but not necessarily limited to, the Revolving Note. However, if such Revolving Loans are not so evidenced, such Revolving Loans may be evidenced solely by entries upon the books and records maintained by Lender.

                  A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: Borrower shall give Lender same day notice, no later than 12:00 Noon (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that Borrower maintains a control disbursement account at LaSalle Bank, each check presented for payment against such control disbursement account and any other charge or request for payment against such control disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrower, Lender may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

                  Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrower, or deemed to be requested by Borrower, as follows: the proceeds of each Revolving Loan requested under
Section 2(a) shall be disbursed by Lender in lawful money of the United States
------------
of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower and Lender from time to time, or elsewhere if pursuant to a written direction from Borrower.

                  (b)      Term Loan.
                           ---------

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in the amount of Eleven Million, Five Hundred Fifty-three Thousand and No/100 Dollars ($11,553,000.00) (the "Term Loan"), which Term Loan will be evidenced by the Term Note as a precondition to funding.

                  (c)      The Special Advance Loan.
                           ------------------------

                  Subject to the terms and conditions of this Agreement and the Other Agreements, on the date that the conditions to the initial Loans are satisfied, Lender shall make a term loan to Borrower in the amount of Four Million and No/100 Dollars ($4,000,000.00) ("Special Advance Loan"), which Special Advance Loan will be evidenced by the Special Advance Note as a precondition to funding.

                  (d)      Repayments.
                           ----------
                  All Liabilities shall be repaid by Borrower as follows:

                           (i)   Repayment of Revolving Loans. Excepting the
                                 ----------------------------
         Term Loan and Special Advance Loan which shall be repaid in accordance with Section 2(d)(ii) and (iii) below, the principal amount of the
         --------------------------
         Revolving Loans together with all other Liabilities shall be repaid on the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof.
                                ----------

                           (ii)  Repayment of the Term Loan. Principal on the
                                 --------------------------
         Term Loan shall be repaid in equal monthly installments based on an eighty-four (84) month amortization schedule commencing January __, 2002, which amortization schedule combines the original principal balance of the Special Advance Loan and the Term Loan, and which amortization schedule will be recalculated (for purposes of crediting any Excess Cash Flow Payments, or other prepayments, made in respect of the Special Advance Loan) upon the payment in full of the Special Advance Loan. Principal payments on the Term Loan will commence on the first day of the calendar month immediately following the date the Special Advance Loan (and all accrued interest, fees and expenses thereon or in connection therewith) is paid in full and on the first day of each month thereafter; provided, that any remaining outstanding principal balance of the Term Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such payment due date is not a
                     ----------
         Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

                           (iii) Repayment of Special Advance Loan. Principal on
                                 ---------------------------------
         the Special Advance Loan shall be repaid in equal monthly installments of One Hundred Eighty-Five Thousand, One Hundred Fifty-Four and 76/100 Dollars ($185,154.76) payable commencing January 1, 2002, and on the first day of each month thereafter until paid in full; provided, that any remaining outstanding principal balance of the Special Advance Loan shall be repaid at the end of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof. If any such
                                               ----------
         payment due date is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder. In addition to the monthly payments described above, Borrower further agrees to pay to Lender, Excess Cash Flow Payments as set forth in paragraph (2)(d)(iv)(B) below as a prepayment of the
                      -----------------------
         principal amount of the Special Advance Loan. Lender and Borrower hereby acknowledge and agree that Lender's receipt of any Excess Cash Flow Payments will not reduce the amount of any regular monthly principal payments described above and that all Excess Cash Flow Payments will be applied against outstanding principal in inverse order of maturity. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Special Advance Loan, and any accrued and unpaid interest thereon, will be immediately due and payable upon the last day of the Original Term or any Renewal Term if this Agreement is renewed pursuant to Section 10 hereof
                                               ----------

                           (iv)  Mandatory Prepayments of the Term Loan and
                                 ------------------------------------------
         the Special Advance Loan.
         ------------------------
                                    (A) Payments Upon Disposition of Assets.
                                        -----------------------------------
                  Upon receipt of the proceeds of the sale or other disposition of any Equipment or real property of Borrower which is subject to a mortgage in favor of Lender (excluding the first $25,000 of proceeds in each Fiscal Year), or if any of the Equipment or real property subject to such mortgage is damaged, destroyed or taken by condemnation in whole or in part, the proceeds thereof (including without limitation, insurance proceeds) shall be paid by Borrower to Lender as a mandatory prepayment of the Special Advance Loan or Term Loan, such payment to be applied against the remaining installments of principal in the inverse order of their maturities until the Special Advance Loan is repaid in full, and then against the remaining Term Loan, in the inverse order of their maturities until repaid in full, and then against the other Liabilities, as determined by Lender, in its sole discretion; provided,
                                                                   ---------
                  however, Lender will permit Borrower access to the first
                  -------
                  $100,000 of proceeds of casualty insurance from the loss, damage or destruction of any Equipment or real property (such $100,000 to be an annual limit during each Fiscal Year during the term hereof) (1) at any time during the term hereof to be used for purposes of repairing or replacing such lost, damaged or destroyed Equipment or real property; and (2) from and after the date upon which the Special Advance Loan is indefeasibly repaid in full for any other purposes otherwise permitted in this Agreement.

                                    (B) Excess Cash Flow. Ten (10) days after
                                        ----------------
                  receipt of Borrower's Fiscal Year end audited financial statements for each Fiscal Year of Borrower commencing with Borrower's Fiscal Year ended June 29, 2002 Borrower shall make a mandatory prepayment of the Special Advance Loan in an amount equal to fifty percent (50%) of Borrower's Excess Cash Flow (as described below) for the Fiscal Year just ended, such prepayment to be applied against the remaining installments of principal in the inverse order of their maturities, such mandatory prepayments to continue until the date on which the Special Advance Loan shall be repaid in full (such payments referred to herein as, "Excess Cash Flow Payments"). From and after the date the Special Advance Loan (and all accrued interest, fees and expenses thereon or in connection therewith) is paid in full, Borrower will have no obligation to make any Excess Cash Flow Payments.

                  3.       LETTERS OF CREDIT.
                           -----------------

                  (a)      General Terms.
                           -------------

                  Subject to the terms and conditions of the Agreement and the Other Agreements, during the Original Term or any Renewal Term, Lender may, in its sole but reasonable discretion, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrower's request, commercial and/or standby Letters of Credit; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Two Million and No/100 Dollars ($2,000,000.00). Payments made by Lender to any Person on account of any Letter of Credit shall constitute Loans hereunder and Borrower agrees that each payment made by the issuer of a Letter of Credit in respect of a Letter of Credit shall constitute a request by Borrower for a Loan to reimburse such issuer. Borrower shall remit to Lender a Letter of Credit fee equal to two percent (2.0%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable monthly in arrears on the last Business Day of each month. Borrower shall also pay on demand the normal and customary administrative charges of the issuer of the Letter of Credit for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

                  (b)      Requests for Letters of Credit.
                           ------------------------------

                  Borrower shall make requests for Letters of Credit in writing at least three (3) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

                  (c)      Obligations Absolute.
                           --------------------

                  Borrower shall be obligated to reimburse the issuer of any Letter of Credit, or Lender if Lender has reimbursed such issuer on Borrower's behalf, for any payments made in respect of any Letter of Credit, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which Borrower or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect,
(v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and
(vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Borrower's obligations hereunder. It is understood and agreed by Borrower that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

                  (d)      Expiration Dates of Letters of Credit.
                           -------------------------------------

                  The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the end of the Original Term or any Renewal Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth
(30th) day prior to the end of the Original Term or any Renewal Term.

                  4.       INTEREST, FEES AND CHARGES.
                           --------------------------

                  (a)      Rates of Interest.
                           -----------------

                  Interest accrued on all Loans will be due on the earliest of:
(i) the first day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, and also, only in the case of a LIBOR Rate Loan, in addition to monthly, at the end of the Interest Period applicable thereto; (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Liabilities; or (iii) termination of this agreement pursuant to paragraph 10 hereof. Interest
                                                   ------------
will accrue on: (A) the unpaid principal amount of the Revolving Loans made to Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to the Prime Rate plus one-half of one percent (0.5%) or (y) a fixed rate
                        ----
per annum equal to two and three-quarters of one percent (2.75%)
above the LIBOR Rate; (B) the unpaid principal balance of the Term Loan made to Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to the Prime Rate plus three-quarters of one percent (0.75%) or (y) a
                        ----
fixed rate per annum equal to three percent (3.00%) above the LIBOR Rate; and
(C) the unpaid principal balance of the Special Advance Loan made to Borrower outstanding at the end of each day at (x) a fluctuating rate per annum equal to the Prime Rate plus one percent (1.00%) or (y) a fixed rate per annum equal to
               ----
three and one-quarter of one percent (3.25%) above the LIBOR Rate. The rate of interest payable on Prime Rate Loans will increase or decrease by an amount equal to any increase or decrease in the Prime Rate, effective as of the opening of business on the day that any such change in the Prime Rate occurs. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans will bear interest on demand at a rate per annum equal to the rate of interest then in effect under this paragraph plus two percent (2%).

                  (b)      Other LIBOR Provisions.
                           ----------------------

                           (i) Subject to the provisions of this Agreement, Borrower shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans to, or request that new Loans be made as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest Period, to convert all or any portion of the LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or
                                                 --------------------
         4(b)(iii) of this Agreement or if an Event of Default has occurred.
         ---------

                           (ii) Lender's determination of LIBOR as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Borrower to be LIBOR Rate Loans or the LIBOR Rate Loans shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify Borrower and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

                           (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a

         "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify Borrower and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

                           (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan does not occur on a date specified by Borrower in its request (other than as a result of a default by Lender), Borrower agrees to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate Loan) cost or expense incurred by Lender as a result of such prepayment.

                           (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then Borrower shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

                           (vi) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Borrower shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by Borrower of such Tax and Borrower shall provide Lender with a statement detailing the amount of any such Tax actually paid by Borrower. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Borrower to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

                           (vii) Each request for LIBOR Rate Loans shall be in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000), and in integral multiples of One Hundred Thousand and No/100 Dollars ($100,000).

                           (viii) Unless otherwise specified by Borrower, all
Loans shall be Prime Rate Loans.

                           (ix) No more than three (3) Interest Periods may be in effect with respect to outstanding LIBOR Rate Loans at any one time.

                  (c)      Fees And Charges.
                           ----------------

                           (i)    Closing Fee: Borrower shall pay to Lender a
                                  -----------
         closing fee equal to one-half of one percent (0.50%) of the amount by which the Maximum Loan Limit exceeds Lender's current commitment level for this Borrower as a participant in Borrower's credit facility in place immediately preceding the effectiveness of this Agreement, which fee shall be fully earned and payable on the date of disbursement of the initial Loans hereunder and payable in equal installments on the date hereof and on the date six (6) months thereafter.

                           (ii)   Unused Line Fee: Borrower shall pay to Lender
                                  ---------------
         an unused line fee of one-half of one percent (0.5%) of the difference between the Maximum Revolving Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year.

                           (iii)  Costs and Expenses: Borrower shall reimburse
                                  ------------------
         Lender for all costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with the (i) documentation and consummation of this transaction and any other transactions between Borrower and Lender, including, without limitation, Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Liabilities; and (iv) administration and enforcement of any of Lender's rights under this Agreement. Borrower shall also pay all normal service charges with respect to all accounts maintained by Borrower with Lender and LaSalle Bank and any additional services requested by Borrower from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and in such event or in the event such costs and expenses are owed to Lender, constitute Liabilities hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                           (iv)   Capital Adequacy Charge. If Lender shall have
                                  -----------------------
         determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Borrower of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Borrower shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis.

                           (v)    Examination and Appraisal Fees. In addition to
                                  ------------------------------
         the costs and expenses described herein, Borrower will pay to Lender its prevailing per person, per diem examination fee (which per person, per diem is $750 as of the date hereof) (the "Examination Fee") for each examination performed by or at Lender's direction of Borrower's books and records and Collateral and such other matters as Lender will deem appropriate in its commercially reasonable judgment, together with all actual out-of pocket expenses incurred in connection therewith, each such fee to be paid upon the completion of each such examination. Provided that no Event of Default has occurred, the annual aggregate Examination Fees charged to Borrower hereunder will not exceed the result of the following formula ("Examination Fee Formula"):

                  (then-current per diem examination fee) x (15 examination days per operating location per year) x (number of locations examined) + (all actual out of pocket expenses incurred in connection with all examinations)

                  Notwithstanding the foregoing, (i) the Lender's per diem examination fee may be adjusted from time-to-time in the reasonable discretion of the Lender; (ii) nothing contained herein shall be construed as limiting the Borrower's obligation to pay all of Lenders actual out-of-pocket expenses incurred in connection with any and all examinations (whether or not such examinations exceed 15 examination days per year, and regardless of the number of locations examined); and (iii) from and after the occurrence of an Event of Default (and whether or not such Event of Default is continuing), the Examination Fee Formula will immediately cease to be effective without notice to Borrower, and Borrower will be required to pay to Lender any and all Examination Fees and expense reimbursements as provided in the first sentence of this paragraph 4(c)(v) above without regard to the limitations provided by the
-----------------
Examination Fee Formula.

                  (d)      Maximum Interest.
                           ----------------

                  It is the intent of the parties that the rate of interest and other charges to Borrower under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

                  5.       COLLATERAL.
                           ----------
                  (a)      Grant of Security Interest to Lender.
                           ------------------------------------
                  As security for the payment of all Loans now or in the future made by Lender to Borrower hereunder and for the payment or other satisfaction of all other Liabilities, Borrower hereby assigns to Lender and grants to Lender a continuing security interest in all of the assets of the Borrower, real or personal, tangible or intangible, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, including without limitation, the following property of Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not Eligible Inventory); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit C hereto; (i) the Real Property; (j) any other
                      ---------
property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Borrower's books and records relating to any of the foregoing and to Borrower's business.

                  (b)      Other Security.
                           --------------

                  Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Borrower to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

                  (c)      Possessory Collateral.
                           ---------------------

                  Immediately upon Borrower's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as Borrower's attorney and agent-in-fact, to endorse or assign the same on Borrower's behalf.

                  (d)      Electronic Chattel Paper.
                           ------------------------

                  To the extent that Borrower obtains or maintains any Electronic Chattel Paper, Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

                  6.       PRESERVATION OF COLLATERAL AND PERFECTION OF
                           --------------------------------------------
SECURITY INTERESTS THEREIN.
--------------------------
Borrower shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities, and in order to facilitate the collection of the Collateral. Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Borrower further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Borrower further ratifies, confirms and authorizes the prior filing by Lender of any and all financing statements which identify the Borrower as debtor, Lender as secured party and any or all Collateral as collateral.

                  7.       POSSESSION OF COLLATERAL AND RELATED MATTERS.
                           --------------------------------------------

                  Until an Event of Default has occurred, Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of Borrower's business, to (a) sell, lease or furnish under contracts of service any of Borrower's Inventory normally held by Borrower for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by Borrower for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by Borrower.

                  8.       COLLECTIONS.
                           -----------

                  (a) Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a post office box (the "Lock Box") designated by, and under the exclusive control of, Lender, at a financial institution acceptable to Lender. Borrower shall establish an account (the "Lock Box Account") in Lender's name with a financial institution acceptable to Lender, into which all payments received in the Lock Box shall be deposited, and into which Borrower will immediately deposit all payments received by Borrower for Inventory or services in the identical form in which such payments were received, whether by cash or check. If Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lock Box Account. The financial institution with which the Lock Box Account is established shall acknowledge and agree, in a manner satisfactory to Lender, that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender, that such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from Borrower, that such financial institution has no right to setoff against the Lock Box Account or against any other account maintained by such financial institution into which the contents of the Lock Box Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Lender in a manner satisfactory to Lender, funds deposited in the Lock Box Account on a daily basis as such funds are collected. Borrower agrees that all payments made to such Lock Box Account or otherwise received by Lender, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be applied on account of the Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Lender shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in an interest bearing cash collateral account maintained by Lender, until the earlier of (i) the last day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds in such cash collateral account may be disbursed, at Borrower's discretion, to Borrower so long as after giving effect to such disbursement, Borrower's availability under subsection 2(a) hereof at
                                                    ---------------
such time, equals or exceeds the outstanding Revolving Loans at such time. Borrower agrees to pay all fees, costs and expenses in connection with opening and maintaining the Lock Box Account. All of such fees, costs and expenses if not paid by Borrower, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Borrower upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by Borrower to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on Borrower's behalf. For the purpose of this section, Borrower irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact (i) to endorse Borrower's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrower's mail is deposited, and open and process all mail addressed to Borrower and deposited therein.

                  (b) From and after the occurrence of an Event of Default, Lender may, at any time and from time to time, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrower's Accounts or other amounts owed to Borrower by suit or otherwise; (ii) exercise all of Borrower's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of Borrower or other amount owed to Borrower upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to Borrower; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to Borrower. In addition to any other provision hereof, Lender may at any time, from and after the occurrence of an Event of Default, at Borrower's expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

                  (c) For purposes of calculating interest and fees, Lender shall, within one (1) Business Day after receipt by Lender at its office in Chicago, Illinois of cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the Liabilities in such order as Lender shall determine in its sole discretion. For purposes of determining the amount of Loans available for borrowing purposes, checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

                  (d) On a monthly basis, Lender shall deliver to Borrower an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Borrower unless Borrower notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrower and any such notice shall only constitute an objection to the items specifically identified.

          9.     COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.
                 ------------------------------------------------------------

          (a)    LOAN REPORTS.
                 ------------

          Borrower shall deliver to Lender an executed loan report and certificate in Lender's then current form (a copy of which is attached hereto as Exhibit D) at least once each week, which shall be accompanied by copies of Borrower's sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of Borrower with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts and Inventory as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts.

          (b)    MONTHLY REPORTS.
                 ---------------

          Borrower shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within twenty (20) days after the end of each month, (A) a detailed trial balance of Borrower's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of Borrower, and (B) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole but reasonable discretion), including a listing of any held checks; and
(ii) within twenty (20) days after the end of each month, the general ledger inventory account balance, a perpetual inventory report and Lender's standard form of Inventory report then in effect or the form most recently requested from Borrower by Lender, for Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

          (c)    FINANCIAL STATEMENTS.
                 --------------------

          Borrower shall deliver to Lender the following financial
information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit B hereto, which compliance
                                        ---------
certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than thirty (30) days after each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of Borrower, certified by the Chief Financial Officer of Borrower; (ii) no later than forty-five (45) days after the end of each of the first three quarters of Borrower's Fiscal Year, copies of internally prepared financial statements including, without limitation, balance sheets, statements of income, retained earnings, cash flows and a statement of changes in stockholders' equity, certified by the Chief Financial Officer of Borrower and (iii) no later than ninety (90) days after the end of each of Borrower's Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrower and reasonably satisfactory to Lender, which financial statements shall be accompanied by copies of any management letters sent to the Borrower by such accountants;

          (d)      ANNUAL PROJECTIONS.
                   ------------------

          As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrower shall deliver to Lender projected balance sheets, statements of income and cash flow for Borrower, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Lender.

          (e)      EXPLANATION OF BUDGETS AND PROJECTIONS.
                   --------------------------------------

          In conjunction with the delivery of the annual presentation of projections or budgets referred to in subsection 9(d) above, Borrower shall
                                      ---------------
deliver a letter signed by the President or a Vice President of Borrower and by the Treasurer or Chief Financial Officer of Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrower.

          (f)      PUBLIC REPORTING.
                   ----------------

          Promptly upon the filing thereof, Borrower shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

          (g)      OTHER INFORMATION.
                   -----------------

          Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections as Lender may reasonably request.

          10.      TERMINATION; AUTOMATIC RENEWAL.
                   ------------------------------

          THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL
DECEMBER ___, 2004 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) LENDER NOTIFIES BORROWER, IN THE SOLE AND ABSOLUTE DISCRETION OF THE LENDER, NOT LESS THAN SEVENTY-FIVE (75) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM THAT NO RENEWAL TERMS (OR NO ADDITIONAL RENEWAL TERMS, AS APPLICABLE) WILL BE ELECTED BY LENDER;
(B) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF
                                                               ----------
OR BY ANY OTHER LEGAL MEANS; OR (C) BORROWER ELECTS TO TERMINATE

THIS AGREEMENT DURING THE ORIGINAL TERM OR DURING ANY RENEWAL TERM BY GIVING LENDER WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY (90) DAYS PRIOR TO THE DATE SUCH TERMINATION IS TO BE EFFECTIVE (OR PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM, IF BORROWER DESIRES TO TERMINATE AT THE END OF SUCH ORIGINAL TERM OR RENEWAL TERM) AND BY PAYING ALL OF THE LIABILITIES IN FULL ON THE NINETIETH (90TH) DAY FOLLOWING SUCH NOTICE, INCLUDING WITHOUT LIMITATION ANY PREPAYMENT FEE DUE HEREUNDER. If one or more of the events specified in clauses (a), (b) and (c) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrower has repaid all of the Liabilities and this Agreement has terminated, Borrower shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Borrower, and if Borrower is obtaining new financing from another lender, Borrower shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to Borrower's account. If, during the term of this Agreement, Borrower prepays all of the Liabilities from any source other than income from the ordinary course operations of Borrower's business and this Agreement is terminated, Borrower agrees to pay to Lender as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) one percent (1%) of the Maximum Loan Limit if such prepayment occurs two (2) years or more prior to the end of the Original Term and (ii) one-half of one percent (0.5%) of the Maximum Loan Limit if such prepayment occurs less than two (2) years prior to the end of the Original Term. No prepayment fee shall be due for a termination during a Renewal Term. In the event and to the extent of a prepayment hereunder resulting from and occurring within three (3) days after an initial public offering or private placement of Borrower's stock, no prepayment fee will be due hereunder. In the event Borrower completes an acquisition requiring a material change to the Lender's commitment level hereunder and/or the structure of this Agreement and Lender is unwilling or unable to provide the changes to the Lender's commitment level hereunder and/or the structural changes required after sufficient due diligence, negotiation and documentation in an effort to so modify the Lender's commitment level and/or structure of this Agreement, no prepayment fee will be due hereunder provided, that, the Borrower actually closes a financing
              --------  ----
transaction with another lender within ninety (90) days of Lender's notice to Borrower that Lender is unwilling or unable to modify its commitment level hereunder and/or the structure of this Agreement to accommodate the acquisition, and provided that such replacement financing is actually on substantially the terms and conditions that Lender was unwilling or unable to offer.

          11.      REPRESENTATIONS AND WARRANTIES.
                   ------------------------------

          Borrower hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or
                                                          ----------
elsewhere) shall be true at the time of Borrower's execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by Borrower at the time each Loan is made pursuant to this Agreement.

          (a)      FINANCIAL STATEMENTS AND OTHER INFORMATION.
                   ------------------------------------------

           The financial statements and other information delivered or to be delivered by Borrower to Lender at or prior to the date of this Agreement accurately reflect the financial condition of Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of Borrower since the date of the financial statements delivered to Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by Borrower to Lender is true and correct as of the date with respect to which such information was furnished.

          (b)      LOCATIONS.
                   ---------

          The office where Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, Borrower's principal place of business and all of Borrower's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Exhibit A and at other locations within the continental United States
         ---------
of which Lender has been advised by Borrower in accordance with subsection
                                                                ----------
12(b)(i). The Collateral, including, without limitation, the Equipment (except
-------
any part thereof which Borrower shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Exhibit A, and at other
                                                    ---------
locations within the continental United States of which Lender has been advised by Borrower in writing in accordance with subsection 12(b)(i) hereof.
                                          ------------------

          (c)      LOANS BY BORROWER.
                   -----------------

          Borrower has not made any loans or advances to any Affiliate or other Person except for advances authorized hereunder to employees, officers and directors of Borrower for travel and other expenses arising in the ordinary course of Borrower's business.

          (d)      ACCOUNTS AND INVENTORY.
                   ----------------------

          Each Account or item of Inventory which Borrower shall,expressly or by implication, request Lender to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of "Eligible Account" and "Eligible Inventory" as set forth herein and as otherwise established by Lender from time to time.

          (e)      LIENS.
                   -----

          Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

          (f)      ORGANIZATION, AUTHORITY AND NO CONFLICT.
                   ---------------------------------------

          Gibraltar is a corporation duly organized, validly existing and in good standing in the State of Delaware, its federal employer identification number is 47-0496290. Gibraltar is duly qualified and in good standing in Nebraska, North Carolina and all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. RidgePak is a corporation duly organized, validly existing and in good standing in the State of Illinois, its federal employer identification number is 35-1788889. RidgePak is duly qualified and in good standing in Indiana and all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Standard is a corporation duly organized, validly existing and in good standing in the State of North Carolina, its federal employer identification number is 56-0986107. Standard is duly qualified and in good standing in and all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Niemand is a corporation duly organized, validly existing and in good standing in the State of Delaware, its federal employer identification number is 56-1735534. Niemand is duly qualified and in good standing in Alabama and all other states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder an thereunder. Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on Borrower, and Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which Borrower or any of its property may be bound or affected.

          (g)      LITIGATION.
                   ----------

          Except as set forth on Schedule 11(g) hereof, there are no actions or
                                 -------------
proceedings which are pending or threatened against Borrower which might have a Material Adverse Effect on Borrower, and Borrower shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender. Borrower has no Commercial Tort Claims pending other than those set forth on Exhibit C hereto as Exhibit C may be amended from time
                        ---------           ---------
to time.

          (h)      COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.
                   -----------------------------------------------

                  Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower. Borrower is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on Borrower.

          (i)      AFFILIATE TRANSACTIONS.
                   ----------------------

          Except as set forth on Schedule 11(i) hereto or as permitted
                                 -------------
pursuant to subsection 11(c) hereof, Borrower is not conducting, permitting or
            ---------------
suffering to be conducted, transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

          (j)      NAMES AND TRADENAMES.
                   --------------------

          Borrower's name has always been as set forth on the first page of this Agreement and Borrower uses no tradenames, assumed names, fictitious names or division names in the operation of its business, except as set forth on
Schedule 11(j) hereto.
-------------

          (k)      EQUIPMENT.
                   ---------

          Except as set forth on Schedule 11(k) hereto, Borrower has good and
                                 --------------
indefeasible and merchantable title to and ownership of all Equipment used in connection with its business operations. No Equipment is a Fixture to real estate unless such real estate is owned by Borrower and is subject to a mortgage in favor of Lender or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

          (l)      ENFORCEABILITY.
                   --------------
          This Agreement and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

          (m)      SOLVENCY.
                   --------

          After giving effect to the transactions contemplated hereby, the Borrowers are, on a consolidated basis, solvent, able to pay their debts as they become due, have capital sufficient to carry on their businesses, now own property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay their debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

          (n)      INDEBTEDNESS.
                   ------------

          Except as set forth on Schedule 11(n) hereto, Borrower is not
                                 -------------
obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

          (o)      MARGIN SECURITY AND USE OF PROCEEDS.
                   -----------------------------------

          Borrower does not own any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          (p)      PARENT, SUBSIDIARIES AND AFFILIATES.
                   -----------------------------------

          Except as set forth on Schedule 11(p) hereto, Borrower has no Parents,
                                 --------------
Subsidiaries or other Affiliates or divisions, nor is Borrower engaged in any joint venture or partnership with any other Person.

          (q)      NO DEFAULTS.
                   -----------

          Borrower is not in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does Borrower know of any dispute regarding any contract, lease or commitment which would have a Material Adverse Effect on Borrower.

          (r)      EMPLOYEE MATTERS.
                   ----------------

          There are no controversies pending or threatened between Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on Borrower, and Borrower is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on Borrower.

          (s)      INTELLECTUAL PROPERTY.
                   ---------------------

          Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue to conduct its business as heretofore conducted by it.

          (t)      ENVIRONMENTAL MATTERS.
                   ---------------------

          Except as set forth on Schedule 11(t) hereto, Borrower has not
                                 --------------
generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it, but specifically including the Real Property) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of the Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. Except as set forth on Schedule 11(t) hereto, there has been no investigation,
                --------------
proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of the Borrower's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by the Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower has transported, stored or disposed of any Hazardous Materials. Except as set forth on Schedule 11(t)
                                                            --------------
hereto, Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (u)      ERISA MATTERS.
                   -------------

          Borrower has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

          (v)      Real Estate Matters.
                   -------------------

                   (i) Gibraltar is the fee simple owner of the Hastings, Nebraska Real Property legally described on Schedule 11(v) hereto. Except as
                                            --------------
set forth in the proforma title insurance policy relating to the Hastings, Nebraska Real Property issued by Chicago Title Insurance Company showing Lender as the insured, which proforma policy is attached to Schedule 11(v), there are
                                                     --------------
no liens, encumbrances, contracts, agreements or other matters, recorded or unrecorded, effecting the Hastings, Nebraska Real Property.

                   (ii) Standard is the fee simple owner of the Mt. Gilead, North Carolina Real Property legally described on Schedule 11(v) hereto. Except
                                                  --------------
as set forth in the proforma title insurance policy relating to the Mt. Gilead, North Carolina Real Property issued by Chicago Title Insurance Company showing Lender as the insured, which proforma policy is attached to Schedule 11(v),
                                                            --------------
there are no liens, encumbrances, contracts, agreements or other matters, recorded or unrecorded, effecting the Mt. Gilead, North Carolina Real Property.

                   (iii)  RidgePak is the fee simple owner of the Ft.
Wayne, Indiana Real Property legally described on Schedule 11(v) hereto. Except
                                                  --------------
as set forth in the proforma title insurance policy relating to the Ft. Wayne, Indiana Real Property issued by Chicago Title Insurance Company showing Lender as the insured, which proforma policy is attached to Schedule 11(v), there are
                                                     --------------
no liens, encumbrances, contracts, agreements or other matters, recorded or unrecorded, effecting the Ft. Wayne, Indiana Real Property.

                   (iv)  Niemand is the fee simple owner of the Marion,
Alabama Real Property legally described on Schedule 11(v) hereto. Except as set
                                           --------------
forth in the proforma title insurance policy relating to the Marion, Alabama Real Property issued by Chicago Title Insurance Company showing Lender as the insured, which proforma policy is attached to Schedule 11(v), there are no
                                              --------------
liens, encumbrances, contracts, agreements or other matters, recorded or unrecorded, effecting the Marion, Alabama Real Property.

                   (v) Other than the Real Property, Borrower does not own any real estate of any kind.

          12.      AFFIRMATIVE COVENANTS.
                   ---------------------

          Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower covenants and agrees as follows:

          (a)      MAINTENANCE OF RECORDS.
                   ----------------------

          Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of Borrower's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Exhibit A;
           ----------

          (b)      NOTICES.

                   -------

          Borrower shall:

                   (i)   Locations. Promptly (but in no event less than ten (10)
                         ---------
      days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of Borrower's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which Borrower has previously advised Lender that such Goods will be used.

                   (ii)  Eligible Accounts and Inventory. Promptly upon
                         -------------------------------
       becoming aware thereof, notify Lender if any Account or Inventory identified by Borrower to Lender as an Eligible Account or Eligible
      Inventory becomes ineligible for any reason.

                   (iii) Litigation and Proceedings. Promptly upon
                         --------------------------
       becoming aware thereof, notify Lender of any actions or proceedings which are pending or threatened against Borrower which might have a Material Adverse Effect on Borrower and of any Commercial Tort Claims of Borrower which may arise, which notice shall constitute Borrower's authorization to amend Exhibit C to add such Commercial Tort Claim.
                             ---------
                   (iv)  Names and Tradenames. Notify Lender within ten (10)
                         --------------------
      days of the change of its name or the use of any tradename, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

                   (v)   ERISA Matters. Promptly notify Lender of (x) the
                         -------------
      occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the

      Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of the Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

                   (vi)  Environmental Matters. Immediately notify Lender
                         ---------------------
      upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects Borrower or its business operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

                   (vii) Default; Material Adverse Effect. Promptly advise Lender of any Material Adverse Effect of Borrower or an event which may cause a Material Adverse Effect, the occurrence of any Event of Default hereunder or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by Borrower to Lender in writing.

          (c)      COMPLIANCE WITH LAWS AND MAINTENANCE OF PERMITS.
                   -----------------------------------------------

          Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on Borrower and Borrower shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on Borrower. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid non-compliance, with any Environmental Law, at Borrower's expense, Lender may cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

          (d)      INSPECTION AND AUDITS.
                   ---------------------

          Borrower shall permit Lender, or any Persons designated by it, to call at Borrower's places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from Borrower's books, records, journals, orders, receipts and any correspondence and other data relating to Borrower's business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning Borrower's business as Lender may consider reasonable under the circumstances. Borrower shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in Lender's name, to verify the validity, amount or any other matter relating to any of Borrower's Accounts, by mail, telephone, telegraph or otherwise. Borrower authorizes Lender to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of Borrower with Borrower's independent public accountants. Any such discussions shall be without liability to Lender or to Borrower's independent public accountants. Borrower shall pay to Lender all customary fees and all costs and out-of-pocket expenses incurred by Lender in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder;

          (e)      INSURANCE.
                   ---------

          Borrower shall:

                   (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been or shall be, within ninety (90) days of the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing loss under such insurance policies payable to Lender. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of Borrower or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Borrower shall cause to be executed and delivered to Lender an assignment of proceeds of its business interruption insurance policies. Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

                   (ii) Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified)
       copies of such policies have been or shall be, within ninety (90) days after the date hereof, delivered to Lender, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty
      (30) days written notice before any such policy shall be altered or canceled.

If Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect Borrower's interests or pay any claim made by or against Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Borrower may be able to obtain on its own and may be canceled only upon Borrower providing evidence that it has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Borrower to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

Notwithstanding the foregoing, the insurance provisions contained in the Real Property Mortgages shall govern as to insurance requirements for the Real Property.

          (f)      COLLATERAL.
                   ----------

          Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Borrower shall permit Lender to examine any of the Collateral at any time and wherever the Collateral may be located and, Borrower shall, immediately upon request therefor by Lender, deliver to Lender any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Borrower shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

          (g)      USE OF PROCEEDS.
                   ---------------

          All monies and other property obtained by Borrower from Lender pursuant to this Agreement shall be used solely for business purposes of Borrower.

          (h)      TAXES.
                   -----

                  Borrower shall file all required tax returns and pay all of its taxes when due, including, without limitation, taxes imposed by federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Borrower shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on Borrower's financial statements; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) Borrower has requested that Lender reserve against the Borrowing Base an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon, or, in the alternative (or if there is not sufficient availability under the Borrowing Base), Borrower keeps on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Borrower fails to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Borrower fails to pay any such taxes and in the absence of any such contest by Borrower, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Borrower to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Notwithstanding the foregoing, any provisions contained in the Real Property Mortgages relating to the payment of and escrow for real estate taxes attributable to the Real Property shall govern as to such requirements as they relate to real estate taxes.

                  (i)      Intellectual Property.
                           ---------------------

                  Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and tradenames to continue its business as heretofore conducted by it or as hereafter conducted by it.

                  (j)      Bank Accounts.
                           -------------

                  Borrower shall maintain its general checking account(s) and Lockbox and blocked account with LaSalle Bank, N.A., and, except as shown on
Schedule 12(j), shall not, without the prior written consent of Lender, maintain
--------------
any bank accounts or other similar accounts with any other financial institution or Person. With respect to the accounts shown on Schedule 12(j), Borrower shall,
                                                 --------------
prior to Closing, cause the applicable financial institutions to deliver fully executed Account Restriction Agreements limiting the account balances in such accounts to $7,500, with any amounts in excess of that amount being forwarded by such financial institution to the Lockbox Account.

                  (k)      Real Estate Matters.
                           -------------------

                  Borrower will operate and maintain the Real Property in a commercially reasonable manner, consistent with the terms of the Real Property Mortgages and otherwise in such a manner as to keep the Real Property fully operational for the uses as of the date hereof.

                  13.      NEGATIVE COVENANTS.
                           ------------------

                  Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Borrower obtains Lender's prior written consent waiving or modifying any of Borrower's covenants hereunder in any specific instance, Borrower agrees as follows:

                  (a)      Guaranties.
                           ----------

                  Borrower shall not assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, except that a Borrower may guaranty obligations of another Borrower hereunder to the extent the underlying obligation being guarantied is otherwise permitted hereunder.

                  (b)      Indebtedness.
                           ------------

                  Borrower shall not create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the loans, except that Borrower may (i) borrow money from a person other than Lender on an unsecured and subordinated basis if a subordination agreement in favor of Lender and in form and substance satisfactory to Lender is executed and delivered to Lender relative thereto; (ii) maintain its present indebtedness listed on Schedule 11(n) hereto; (iii) incur unsecured indebtedness
                       --------------
to trade creditors in the ordinary course of business; (iv) incur purchase money indebtedness or capitalized lease obligations in connection with Capital Expenditures permitted pursuant to subsection 14(d) hereof; and (v) incur
                                   ----------------
operating lease obligations requiring payments not to exceed $1,600,000 in the aggregate during any Fiscal Year of Borrower.

                  (c)      Liens.
                           -----

                  Borrower shall not grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

                  (d)      Mergers, Sales, Acquisitions,  Subsidiaries and Other
                           -----------------------------------------------------
Transactions Outside the Ordinary Course of Business.
----------------------------------------------------

                  Borrower shall not (i) enter into any merger or consolidation (except that a Borrower hereunder may merge or consolidate with another Borrower hereunder upon and subject to the execution and delivery of any and all documentation reasonably required by Lender after a sufficient review period, in order to satisfy Lender as to the documentation and security positions of Lender after giving effect to such merger or consolidation); (ii) change the state of Borrower's organization or enter into any transaction which has the effect of changing Borrower's state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business (except that damaged, worn out or obsolete equipment may be sold at fair market value provided that the proceeds are applied to the Loans as required by subsection
                                                                   ----------
2(d)(iv)(a) hereof); (iv) purchase the stock, other equity interests or all or a
-----------
material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. Borrower shall not form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

                  (e)      Dividends and Distributions.
                           ---------------------------

                  Borrower shall not declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if Borrower is a corporation) or on account of any equity interest in Borrower (if Borrower is a partnership, limited liability company or other type of entity).

                  (f)      Investments; Loans.
                           ------------------

                  Borrower shall not purchase or otherwise acquire, or contract to purchase or otherwise acquire, the obligations or stock of any Person, other than direct obligations of the United States; nor shall Borrower lend or otherwise advance funds to any Person except for advances made to employees, officers and directors for travel and other expenses arising in the ordinary course of business.

                  (g)      Fundamental Changes, Line of Business.
                           -------------------------------------

                  Borrower shall not amend its organizational documents or change its Fiscal Year or enter into a new line of business materially different from Borrower's current business.

                  (h)      Equipment.
                           ---------

                  Borrower shall not (i) permit any Equipment to become a Fixture to real property unless such real property is owned by Borrower and is subject to a mortgage in favor of Lender, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

                  (i)      Use of Proceeds.
                           ---------------

                  Neither Borrower nor any Affiliate shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of (i) purchasing any securities underwritten or privately placed by ABN AMRO Securities (USA) Inc. ("AASI"), an affiliate of Lender, (ii) purchasing from AASI any securities in which AASI makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by Borrower or any Affiliate, and underwritten, privately placed or dealt in by AASI.

                  (j)      Affiliate Transactions.
                           ----------------------

                  Expect transactions between the Borrowers (which expressly shall not create Eligible Accounts) and except as set forth on Schedule 11(i)
                                                               --------------
hereto or as permitted pursuant to subsection 11(c) hereof, Borrower shall not
                                   ----------------
conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to Borrower than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

                  (k)      Real Estate Matters.
                           -------------------

                           (i) Without limiting the general applicability of
the other covenants herein relating to the Collateral, Borrower covenants that Gibraltar will not sell, transfer, lease, convey or in any manner encumber the Hastings, Nebraska Real Property. Borrower will not cause or permit (to the extent of Borrower's ability) a diminution in the value of the Hastings, Nebraska Real Property.

                           (ii)  Without limiting the general applicability
of the other covenants herein relating to the Collateral, Borrower covenants that Standard will not sell, transfer, lease, convey or in any manner encumber the Mt. Gilead, North Carolina Real Property. Borrower will not cause or permit (to the extent of Borrower's ability) a diminution in the value of the Mt. Gilead, North Carolina Real Property.

                           (iii)  Without limiting the general applicability
of the other covenants herein relating to the Collateral, Borrower covenants that RidgePak will not sell, transfer, lease, convey or in any manner encumber the Ft. Wayne, Indiana Real Property. Borrower will not cause or permit (to the extent of Borrower's ability) a diminution in the value of the Ft. Wayne, Indiana Real Property.

                           (iv)  Without limiting the general applicability
of the other covenants herein relating to the Collateral, Borrower covenants that Niemand will not sell, transfer, lease, convey or in any manner encumber the Marion, Alabama Real Property. Borrower will not cause or permit (to the extent of Borrower's ability) a diminution in the value of the Marion, Alabama Real Property; except that Borrower may sell the Marion, Alabama Real Property pursuant to and in accordance with the terms of an option and right of first refusal contained in a certain Lease dated February 1, 2000 between Neimand (as Landlord) and TekPak, Inc. (as Tenant), provided, that the proceeds of such sale are applied against the Loans in accordance with this Agreement.

                        (v) Borrower will not purchase, lease, acquire or otherwise contract to use any real estate without first providing to the Lender, such mortgages, deeds of trust, trust deeds, other security documents, landlord waivers, bailee letters, warehouseman's lien releases, environmental indemnities, environmental insurance polices, title insurance (with any endorsements required by Lender), surveys, zoning reports and all other documentation, certificates, and due diligence, all as Lender may reasonably require.

                  14.      FINANCIAL COVENANTS.
                           -------------------

                  Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

                  (a)      Net Worth.
                           ---------

                           (1)      From the date hereof through May 31, 2002,
Borrower's Book Net Worth, measured on a monthly basis, shall not at any time be less than Five Million and No/100 Dollars ($5,000,000) plus eighty-five
                                                          ----
percent (85%) of Borrower's net income (but without reduction for any net loss) for each fiscal year thereafter, measured monthly on a cumulative basis. For purposes of this subsection, "Book Net Worth" means Borrower's shareholders' equity (including retained earnings) as determined under generally accepted accounting principles applied on a basis consistent with the financial statements dated June 30, 2001.

                           (2)      From and after June 29,  2002,  Borrower's
Tangible Net Worth, measured on a monthly basis, shall not at any time be less than, the Tangible Net Worth on June 30, 2001 plus eighty-five percent (85%) of
                                              ----
Borrower's net income (but without reduction for any net loss) for each fiscal year thereafter, measured monthly on a cumulative basis. For purposes of this subsection, "Tangible Net Worth" means Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as
                              ----
determined solely by Lender on a consistent basis plus the amount of any LIFO
                                                  ----
reserve plus the amount of any debt subordinated to Lender, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement dated June 30, 2001.

                  (b)      Debt Service Coverage.
                           ---------------------

                  Borrower will maintain, on a consolidated basis, a Debt Service Coverage Ratio of not less than 1.25 to 1.00 for the fiscal month ending December, 2001, and at the end of each fiscal month thereafter, which Debt Service Coverage Ratio will be determined on a monthly, cumulative basis through the December, 2002 test date, and at the end of each fiscal month thereafter, on a twelve (12) month rolling basis;

                  (c)      Interest Coverage.
                           -----------------

                  Borrower will maintain, on a consolidated basis, a Interest Coverage Ratio of not less than 1.50 to 1.00 for the fiscal month ending December, 2001, and at the end of each fiscal month thereafter, which Interest Coverage Ratio will be determined on a monthly, cumulative basis through the December, 2002 test date, and at the end of each fiscal month thereafter, on a twelve (12) month rolling basis;

                  (d)      Capital Expenditure Limitations.
                           -------------------------------

                  Borrower and its Subsidiaries shall not make any Capital Expenditures if, after giving effect to such Capital Expenditure, the aggregate cost of all such fixed assets purchased or otherwise acquired would exceed One Million, Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000) during any Fiscal Year.

                  15.      DEFAULT.

                  The occurrence of any one or more of the following events shall constitute an "Event of Default" by Borrower hereunder:

                  (a)      Payment.
                           -------

                  The failure of any Obligor to pay when due, declared due, or demanded by Lender, any of the Liabilities.

                  (b)      Breach of this Agreement and the Other Agreements.
                           -------------------------------------------------

                  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under this Agreement or any of the Other Agreements.

                  (c)      Breaches of Other Obligations.
                           -----------------------------

                  The failure of any Obligor to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Obligor under any other agreement with any Person if such failure might have a Material Adverse Effect on such Obligor.

                  (d)      Breach of Representations and Warranties.
                           ----------------------------------------

                  The making or furnishing by any Obligor to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Obligor and Lender, which is untrue or misleading in any respect.

                  (e)      Loss of Collateral.
                           ------------------

                  The loss, theft, damage or destruction of, or (except as permitted hereby) sale, lease or furnishing under a contract of service of, any of the Collateral in excess of $100,000 in the aggregate during the term hereof.

                  (f)      Levy, Seizure or Attachment.
                           ---------------------------

                  The making by any Person, any levy, seizure or attachment upon any of the Collateral.

                  (g)      Bankruptcy or Similar Proceedings.
                           ---------------------------------

                  The commencement of any proceedings in bankruptcy by or against any Obligor or for the liquidation or reorganization of any Obligor, or alleging that such Obligor is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Obligor's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Obligor; provided, however, that if such commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default if such proceedings are dismissed within thirty (30) days after the commencement of such proceedings.

                  (h)      Appointment of Receiver.
                           -----------------------

                  The appointment of a receiver or trustee for any Obligor, for any of the Collateral or for any substantial part of any Obligor's assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Obligor which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Obligor is involuntary, such action shall not constitute an Event of Default if such appointment is revoked or such proceedings are dismissed within thirty (30) days after the commencement of such proceedings.

                  (i)      Judgment.
                           --------

                  The entry of any judgment or order against any Obligor which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution.

                  (j)      Death or Dissolution of Obligor.
                           -------------------------------

                  The death of any Obligor who is a natural Person, or of any general partner who is a natural Person of any Obligor which is a partnership, or any member who is a natural Person of any Obligor which is a limited liability company or the dissolution of any Obligor which is a partnership, limited liability company, corporation or other entity.

                  (k)      Default or Revocation of Guaranty.
                           ---------------------------------

                  The occurrence of an event of default under, or the revocation or termination of, any agreement, instrument or document executed and delivered by any Person to Lender pursuant to which such Person has guaranteed to Lender the payment of all or any of the Liabilities or has granted Lender a security interest in or lien upon some or all of such Person's real and/or personal property to secure the payment of all or any of the Liabilities.

                  (l)      Criminal Proceedings.
                           --------------------

                  The institution in any court of a criminal proceeding against any Obligor, or the indictment of any Obligor for any crime.

                  (m)      [Intentionally Omitted.]
                            ---------------------

                  (n)      Change of Management.
                           --------------------

                  If Richard D. Hinrichs shall cease to be the President of Gibraltar, and a replacement reasonably acceptable to Lender is not appointed within ninety (90) days.

                  (o)      Material Adverse Effect.
                           -----------------------

                  Any Material Adverse Effect with respect to any Obligor, as determined by Lender in its sole but reasonable judgment, the occurrence of any event which, in Lender's sole but reasonable judgment, could have a Material Adverse Effect or the occurrence of any event which impairs or is likely to impair the value of, or Lender's security in, the Collateral or any portion thereof.

                  16.      REMEDIES UPON AN EVENT OF DEFAULT.
                           ---------------------------------

                  (a) Upon the occurrence of an Event of Default described in subsection 15(g) hereof, all of the Liabilities shall immediately and
----------------
automatically become due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

                  (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Borrower's premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Borrower's premises without cost to Lender. At Lender's request, Borrower shall, at Borrower's expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Borrower. Borrower recognizes that if Borrower fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and Borrower, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Borrower is entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

                  17.      CONDITIONS PRECEDENT.
                           --------------------

                  The obligation of Lender to fund the Term Loan, the Special Advance Loan, the initial Revolving Loan, and to issue or cause to be issued the initial Letter of Credit, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

                  (a) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the
                                                      --------------
"Closing Document List");

                  (b) Since June 30, 2001, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Obligor, as determined by Lender in its sole but reasonable discretion;

                  (c) Lender shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

                  (d) Lender shall have determined that immediately after giving effect to (A) the making of the initial Loans, including without limitation the Special Advance Loan, Term Loan and the Revolving Loans, if any, requested to be made on the date hereof, (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date and (D) the payment or reimbursement by Borrower of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, and assuming all of Borrower's trade payables and outstanding debt which remain unpaid more than thirty (30) days after the due dates thereof on the date of determination, are paid by drawing additional Revolving Loans, on a pro forma basis, availability of Borrower to borrow additional Revolving Loans shall not be less than Two Million, Two Hundred Thousand and No/100 Dollars ($2,200,000); and

                  (e) The Obligors shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby, including without limitation, a Covenant Compliance Certificate in the form attached hereto as Exhibit B, which certificate will support the Special Advance
                   ---------
Loan, Term Loan and the Borrowing Base calculation.

                  (f) Lender shall have approved, in its sole but reasonable discretion, all title, survey, zoning and other due diligence matters relating to the Real Property.

                  18.      INDEMNIFICATION.
                           ---------------

                  Borrower agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified

Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that Borrower shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Borrower, be added to the Liabilities of Borrower and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other
     ----------
Liabilities and the termination of this Agreement.

                  19.      NOTICE.
                           ------

                  All written notices and other written communications with respect to this Agreement shall be sent by ordinary, certified or overnight mail, by telecopy or delivered in person, and in the case of Lender shall be sent to it at 135 South LaSalle Street, Chicago, Illinois 60603-4105, attention:
Ellen T. Cook, facsimile number: (312) 904-0291, and in the case of Borrower shall be sent to it at its principal place of business set forth on Exhibit A
                                                                    ---------
hereto or as otherwise directed by Borrower in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

                  20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM
                           --------------------------------------------
SELECTION.
---------

                  This Agreement and the Other Agreements are submitted by Borrower to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Borrower to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS,

WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

                  To induce Lender to accept this Agreement, Borrower irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Borrower hereby irrevocably appoints and designates the Secretary of State of Illinois, whose address is Springfield, Illinois (or any other person having and maintaining a place of business in such state whom Borrower may from time to time hereafter designate upon ten (10) days written notice to Lender and whom Lender has agreed in its sole but reasonable discretion in writing is satisfactory and who has executed an agreement in form and substance satisfactory to Lender agreeing to act as such attorney and agent), as Borrower's true and lawful attorney and duly authorized agent for acceptance of service of legal process. Borrower agrees that service of such process upon such person shall constitute personal service of such process upon Borrower. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWER BY LENDER IN ACCORDANCE WITH THIS SECTION.

                  21.      MODIFICATION AND BENEFIT OF AGREEMENT.
                           -------------------------------------

                  This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower or such other person who is a party to such Other Agreement and Lender. Borrower may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Borrower hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition. Provided that the Maximum Loan Limit does not increase above the amount in effect on the original date of this Agreement, Lender agrees that it will not sell any interests or participations in the Loans or in this Agreement without Borrower's consent, which consent will not be unreasonably withheld, conditioned or delayed, to more than three (3) participants (expressly excluding any participations or interests transferred to any Person affiliated with Lender or to any Person acquiring all or substantially all of Lender's assets).

                  22.      HEADINGS OF SUBDIVISIONS; RECITALS.
                           ----------------------------------

                  The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement. The recitals to this Agreement are hereby certified by the Borrower to be true, correct and accurate, and are hereby incorporated into the body of this Agreement.

                  23.      POWER OF ATTORNEY.
                           -----------------

                  Borrower acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

                  24.      CONFIDENTIALITY.

                  Borrower and Lender hereby agree and acknowledge that any and all information relating to Borrower which is (i) furnished by Borrower to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to Borrower may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Borrower and Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, Borrower hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

                  25.      COUNTERPARTS.

                  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

                  26.      ELECTRONIC SUBMISSIONS.
                           ----------------------

                  Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender in its sole and absolute discretion) and sent to

Borrower in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

                  27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.
                           -----------------------------------

                  (a) BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

                  (b) Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

                  (c) Borrower hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-of against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to Borrower, including, without limitation any deposit account at Lender or such affiliate.

                  (d) BORROWER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF BORROWER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

                  (e) Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Borrower specifying such suspension or waiver.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

GIBRALTAR PACKAGING GROUP, INC.,                             NEIMAND INDUSTRIES, INC,
a Delaware corporation                                       a Delaware corporation

By: /s/ Brett E. Moller                                      By: /s/ Brett E. Moller
    -------------------                                          -------------------
Title: Vice President Finance-Corporate                      Title Vice President

RIDGEPAK CORPORATION,                                        LASALLE BUSINESS CREDIT, INC.,
an Illinois corporation                                      a Delaware corporation

By: /s/ Brett E. Moller                                      By: /s/ Ellen T. Cook
    -------------------                                          -----------------
Title: Vice President                                        Title: Vice President

STANDARD PACKAGING AND PRINTING
CORP., a North Carolina
corporation

By: /s/ Brett E. Moller
    -------------------
Title: Vice President

                                     -50-